Exhibit 10.5
LEASE MODIFICATION AND EXTENSION AGREEMENT
     THIS LEASE MODIFICATION AND EXTENSION AGREEMENT (the “Lease Extension”) is made effective October 1, 2009, by and among the BOWLING GREEN AREA ECONOMIC DEVELOPMENT AUTHORITY, INC., Successor by Merger to BOWLING GREEN-WARREN COUNTY INDUSTRIAL PARK AUTHORITY, INC., a Kentucky non-profit corporation, 710 College Street, Bowling Green, KY 42102 (the “Lessor”), STOODY COMPANY, a Delaware corporation, f/k/a Stoody Deloro Stellite, Inc. (the “Lessee”) and THERMADYNE INDUSTRIES, INC., a Delaware corporation, and THERMADYNE HOLDINGS CORPORATION, a Delaware corporation (collectively the “Guarantor”).
R E C I T A L S:
     A. Lessor and Lessee are parties to that certain Lease dated October 10, 1990 (the “Original Lease”) with respect to Lot 2 in South Central Kentucky Industrial Park, consisting of approximately thirty-seven (37) acres together with all improvements thereon (the “Premises”). (The Original Lease together with this Lease Extension, collectively referred to herein as the “Lease”)
     B. Lessor and Lessee desire to enter into this Lease Extension.
     NOW THEREFORE, for and in consideration of the mutual promises, covenants, and conditions contained in the original Lease and this Lease Extension and the mutual benefits to be derived by Lessor and Lessee, they agree as follows:
     1. Extension of Term; Option to Renew. Article VI of the Original Lease is hereby amended by amending and restating the third, fourth and fifth sentences thereof to read in its entirety as follows:
“The term of Lessee’s tenancy under the Original Lease is extended by this Lease Extension for a period of ten (10) years, beginning October 1, 2009, and ending September 30, 2019 (the “Extension Term”). At the conclusion of the Extension Term, Lessee shall have an option to renew its tenancy for an additional period of five (5) years (the “Renewal Term”). This option to renew shall be available to Lessee provided that Lessee is not then in default under the Lease and provided that Lessee shall have exercised its option to renew, in writing, no later than One Hundred Eighty (180) Days prior to September 30, 2019. To exercise this option, Lessee shall give Lessor written notice in accordance with Article XVI.”
     2. Rent. Article VII, paragraph (b), is hereby amended by adding the following subparagraph at the end thereof:
“Rent for the Extension Term shall be at the annual rate of $669,700.00. Rent shall be payable by Lessee to Lessor in equal monthly installments of $55,808.33, on the first day of each month in advance, beginning October 1, 2009. In addition to the Rent, Lessee shall pay Lessor during the Term, including the Extension Term and any Renewal Term, the sum of $150.00 on the first day of each month (the “Additional Rent”). In the event Lessee exercises its option to renew for an additional five (5) years, the Rent payable by Lessee to Lessor during the Renewal Term shall be the sum of $703,185.00 annually, payable monthly, in advance on the first day of each month in installments of $58,598.75. Additional Rent shall also be payable monthly, in advance, in the amount of $150.00 per month.”
     3. Notices. Article XVI is hereby amended by deleting the addresses specified therein and adding the following in lieu thereof:

To Lessor:	Bowling Green Area Economic Development Authority, Inc.
710 College Street
Bowling Green, Kentucky 42102

With a Copy to
Lessor’s Lenders:

To Lessee:	Stoody Company
5557 Nashville Rd.
Bowling Green, Kentucky 42101
Attention: Vice President, General Operations Manager

To Guarantor:	Thermadyne Holdings Corporation
Thermadyne Industries, Inc.
16052 Swingley Ridge Rd.
Suite 300
Chesterfield, Missouri 63017
Attention: Chief Financial Officer

With a Copy to:	Thermadyne Holdings Corporation
16052 Swingley Ridge Rd.
Suite 300
Chesterfield, Missouri 63017
Attention: Vice President, General Counsel
     4. Guarantor Consent. Guarantor joins in this Lease Extension for the purpose of confirming its assent to the terms hereof and for the purpose of affirming that it remains in all respects liable under its Guaranty in Article XXVIII of the Original Lease, which Guaranty shall extend to Rent and Additional Rent payable under this Lease Extension.
     5. Entire Agreement. Except as set out in this Lease Extension, the Original Lease remains in full force and effect and enforceable to the terms thereof, and Lessor and Lessee agree that there are no defaults by any party thereunder.
     6. Definitions and Construction. All terms defined in the Original Lease shall have the same definition in this Lease Extension except where such term is separately defined in this Lease Extension. In the event of any conflict of interpretation between the Original Lease and this Lease Extension, the terms of this Lease Extension shall control.

     7. Binding Effect. The Lease, including this Lease Extension shall continue to be binding upon and inure to the benefit of the Lessor, the Lessee and the Guarantor by the parties.
     IN TESTIMONY WHEREOF, witness the signatures of the parties hereto on the date written above.

LESSOR:	BOWLING GREEN AREA ECONOMIC DEVELOPMENT AUTHORITY, INC.
	BY (sign):	/s/ Doug Gorman
NAME(print): Doug Gorman
TITLE (print): Board Chair

LESSEE:	STOODY COMPANY
	BY (sign):	/s/ Nick H. Varsam
NAME(print): Nick H. Varsam
TITLE (print): Vice President, General Counsel

GUARANTOR:	THERMADYNE INDUSTRIES, INC.
	BY (sign):	/s/ Nick H. Varsam
NAME(print): Nick H. Varsam
TITLE (print): Vice President, General Counsel

GUARANTOR:	THERMADYNE HOLDINGS CORPORATION
	BY (sign):	/s/ Nick H. Varsam
NAME(print): Nick H. Varsam
TITLE (print): Vice President, General Counsel